UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 19, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 19, 2009, Beacon Power Corporation (the “Company”) entered into a first amendment (the “First Amendment”) to that certain Common Stock Purchase Agreement dated as of February 19, 2009 between the Company and Seaside 88, LP (the “Original Agreement”, and as amended by the First Amendment, the “Agreement”).  Under the Original Agreement, the Company was required to issue, and Seaside 88, LP was required to purchase, $1 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at monthly closings commencing February 20, 2009 and on the 20th day of each month thereafter (or, if that day is not a business day, on the next business day), for six months, subject to extension, at a price per share equal to 80% of the Common Stock’s volume weighted average trading price over the five trading day period immediately preceding each issuance, with no closing occurring if the calculated purchase price would be less than $0.20 per share.  The Company had two options, exercisable in its sole discretion, each of which would permit the Company to extend the term of the agreement for an additional six monthly closings.

Under the First Amendment, Beacon is instead required to issue and Seaside to buy 1,500,000 shares of Beacon Common Stock twice each month at closings on the 5th day and 20th day of each month thereafter (or if that day is not a business day, then on the next business day) at a purchase price equal to 86% of Beacon Common Stock’s volume weighted average trading price over the ten trading day period immediately preceding each closing, but in no event below $0.20 per share.  However, in no event shall the Company issue and sell, pursuant to the Agreement (including amounts already sold), an aggregate number of shares of Common Stock having an aggregate purchase price in excess of $18,000,000.  The First Amendment clarifies that the initial period of six closings under the Original Agreement will end at the closing scheduled for the first business day following July 5, 2009.  The Company has elected to exercise its option to extend the Agreement for six additional semi-monthly closing dates over a period scheduled to end with the October 5, 2009 closing date.  The Agreement also gives the Company an additional option, exercisable in its sole discretion, to extend the Agreement for an additional period covering six further semi-monthly closings scheduled to commence on October 20, 2009 at which the Company would issue, and Seaside will buy, Beacon Common Stock on the same terms as described above.  If the Company exercises this second option, it will pay Seaside $50,000.  The Company may, at its sole discretion, suspend the semi-monthly closings for a period of up to six months by making a $100,000 payment to Seaside.  The Company may exercise this right no more than once during each period of six semi-monthly closings.  All other terms and conditions not addressed by the First Amendment are governed by the Original Agreement.

A copy of the Original Agreement was previously filed on February 20, 2009 by the Company as Exhibit 10.1 to its Current Report on Form 8-K and is incorporated herein by reference.  A copy of the First Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Under the First Amendment, the Company will issue, and Seaside will purchase, 1,500,000 shares of common stock on June 22, 2009 at a price per share of $0.79593, having an aggregate purchase price of $1,193,895.  The price per share is equal to the daily volume weighted average trading price for the ten consecutive trading days immediately preceding the closing date, multiplied by 86%.  This represents the fifth closing under the Agreement.

On June 22, 2009, the Company issued a press release announcing the First Amendment.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders

On June 19, 2009, the Company entered into Amendment No. 5 to its Rights Agreement.  This amendment reflected the First Amendment and any future amendments to the Original Agreement and reiterated the exemption of Seaside from the beneficial ownership provision of the Rights Agreement that would have otherwise treated Seaside as beneficially owning all the shares of Common Stock issuable (but not yet issued) pursuant to the Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 5 to Rights Agreement

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	First Amendment to Common Stock Purchase Agreement, dated June 19, 2009, by and between Beacon Power Corporation and Seaside 88, LP.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: June 22, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Amendment No. 5 to Rights Agreement

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	First Amendment to Common Stock Purchase Agreement, dated June 19, 2009, by and between Beacon Power Corporation and Seaside 88, LP.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

99.1	Press Release dated June 22, 2009